UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation)	(IRS Employer
Identification No.)
001-11693
(Commission File Number)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐          Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Employment Agreement with James Sottile

On August 2, 2021, Scientific Games Corporation (the “Company”) and James Sottile, Executive Vice President and Chief Legal Officer, entered into an amendment and restatement of Mr. Sottile’s employment agreement (the “Amended and Restated Agreement”), which will become effective on September 1, 2021 (the “Effective Date”). The term of the Amended and Restated Agreement is from the Effective Date until August 31, 2024, subject to automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given by either the Company or Mr. Sottile.

The Amended and Restated Agreement has substantially the same terms and conditions as Mr. Sottile’s current employment agreement, except that: (i) upon Mr. Sottile’s termination of employment by the Company without “Cause” or by Mr. Sottile for “Good Reason”, in addition to the other severance payments and benefits Mr. Sottile would be entitled to, any equity awards held by Mr. Sottile will continue to vest during the one-year period following his termination date (subject to earlier vesting under certain circumstances); (ii) Mr. Sottile’s termination of employment as a result of the Company’s non-renewal of the Amended and Restated Agreement will be considered a termination without “Cause” for purposes of the severance Mr. Sottile would be entitled to receive (including the equity vesting described above); and (iii) in the event Mr. Sottile retires after reaching age 65, all service-based vesting conditions for his annual equity awards will be deemed satisfied.

In connection with entering into the Amended and Restated Agreement, within ten days after the Effective Date, the Company will grant to Mr. Sottile 10,000 restricted stock units, vesting in substantially equal installments on each of August 31, 2022, 2023 and 2024.

In exchange for the benefits described above, Mr. Sottile will, if requested by the Company, provide consulting services for the one-year period following his termination of employment for no additional compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: August 6, 2021	By:	/s/ Michael C. Eklund
Name: Michael C. Eklund
Title Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary